Exhibit 10.1

                         METEOR INDUSTRIES, INC.
                  Nevada Manhattan Mining Incorporated

                             Term Sheet
                          December 30, 1998

Company:     METEOR INDUSTRIES, INC. ("Company"), a Colorado corporation.

Purchaser:   NEVADA MANHATTAN MINING INCORPORATED, a Nevada corporation
("NM").

Stockholder: CAPCO ACQUISUB, INC., a Colorado corporation ("Stockholder").

Transaction:

For the consideration and on the terms and conditions described below, NM hereby purchases from Stockholder, and Stockholder hereby sells to NM, One Million Two Hundred Twelve Thousand (1,212,000) shares of the restricted voting common stock of the Company (the "Initial Shares").

In addition, for the consideration and on the terms and conditions described below, on or before January 14, 1999, Stockholder shall sell to NM an additional Five Hundred Eighteen Thousand (518,000) shares of Company common stock (the "Additional Shares", and, together with the Initial Shams, the "Shares").

If Stockholder fails to deliver the Additional Shares in accordance with the paragraph immediately above, NM may, as liquidated damages for loss of a bargain and not as a penalty, in lieu of exercising its other rights respecting such Additional Shares under this Term Sheet, if it shall so elect, either (i)demand that Stockholder pay NM, and Stockholder shall pay NM, Five Hundred Thousand Dollars ($500,000) within 45 days or may (ii) by notice to Stockholder reduce the Initial Consideration (defined below) payable hereunder by Five Hundred Thousand Dollars ($500,000).

Consideration:

In the transaction contemplated by this Term Sheet (the "Transaction") NM shall pay to the Stockholder the purchase price of $7.00 per Share, for a total purchase price for (A) the Initial Shares, Eight Million Four Hundred Eighty Four Thousand Dollars ($8,484,000) (the "Initial Consideration"), and
(B) the Additional Shares, Three Million Six Hundred Twenty Six Thousand Dollars ($3,626,000) (the "Additional Consideration", and, together with the Initial Consideration, the "Consideration") as follows: (i) Five Hundred Thousand Dollars ($500,000) on the date hereof, (ii) One Million Dollars ($1,000,000)

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by March 16, 1999, and (iii) on each March 31, June 30, September 30 and
December 31 following March 31, 1999, NM shall pay to Stockholder, Five Hundred Thirty Thousand Five Hundred Dollars ($530,500) until the Consideration shall have been paid in full; provided, however, that if the Additional Shares are not sold to NM as contemplated above, the total amount of Consideration shall be the amount of the Initial Consideration as reduced by NM pursuant to its liquidated damages rights as provided above, and the amount of each installment of Consideration payable hereunder shall be ratably reduced.

Interest:

In addition to the installments of Consideration to be paid by NM as provided above, NM shall pay interest on any amount of the balance of the Consideration not then paid at the rate of eleven percent (11%) per annum, assuming a 365 day year, from the date hereof until the Consideration shall have been paid in full. On any date an installment of Consideration shall be paid or payable as provided above, all amounts of interest accrued and unpaid shall be paid together with such installment. All amounts of Consideration and interest thereon shall be paid in cash by wire transfer to such account of Stockholder located in the United States as Stockholder shall specify to NM in writing From time to time.

Representations and Warranties of NM:

NM hereby makes each of the following representations and warranties to and for the benefit of Stockholder on the date hereof and as of the date of any sale of the Additional Shares:
l. NM is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

2. NM has full power and authority (including full corporate power and authority) to execute and deliver this Term Sheet and to perform its obligations hereunder. This Term Sheet constitutes the valid and legally binding obligation of NM, enforceable in accordance with its terms and conditions. NM need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Term Sheet.

3. Neither the execution and the delivery of this Term Sheet, nor the consummation of the transactions contemplated hereby, will (A)

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    violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NM is subject or any provision of its charier or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NM is a party or by which it is bound or to which any of its assets is subject.

4. NM has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Term Sheet for which Stockholder could become liable or obligated.

5. NM is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

Representations and Warranties of Stockholder:

Stockholder hereby makes the representations and warranties appearing on Exhibit A hereto to and for the benefit of NM on the date hereof and as of the date of any sale of the Additional Shares.

Grant of Option:

NM hereby grants to Stockholder the option to purchase from NM from time to time prior to January l, 2002 (the "Option Termination Date"), (i) 15,000,000 shares of common stock of NM at the exercise price of thirty-three and one-half cents ($0.335) per share, and (ii) 2,000,000 shares of common stock of NM at the exercise price of sixty-five cents ($.65) per share (the "Options"). Each Option and its exercise price shall be ratably adjusted for any stock split, reverse stock split or share dividend which becomes effective after the date hereof and before the Option Termination Date. Each Option may be assigned by Stockholder, and thereafter shall be nonassignable.

NV Board Representation:

NM hereby agrees (A) promptly to cause one individual nominated by Stockholder to be appointed as a member of the NM Board or Directors, and
(B) to cause one individual nominated by Stockholder to be included in each

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management slate of individuals proposed by NM to be elected as members of the NM Board after the date hereof and prior to the Option Termination Date. If at any time the aggregate number of shares of NM stock held by Stockholder and purchasable by Stockholder under the Option shall be less than Seven Million Five Hundred Thousand (7,500,00) shares, Stockholder's rights under this paragraph shall cease and terminate.

Expenses:

Each Party shall bear such Party's own costs and expenses arising out of or relating to the Transaction (including such Party's own attorneys fees and expenses).

Assurances:

The Parties hereby agree to execute and deliver all documents and instruments, and take such action as may be required, in order to effectuate the terms and conditions set forth in this Term Sheet. (Stockholder shall not disclose to any third party any information concerning the Transaction (or the transactions contemplated by the Other Term Sheets) without the prior written consent of NM.)

Due Diligence:

Anything to the contrary appearing in this Term Sheet notwithstanding, NM shall have the right to rescind the Transaction by no later than February 15, 1999. Upon any such recission, NM shall return all of the Shares to Stockholder, and Stockholder shall return to NM all Consideration and any other consideration received by Stockholder hereunder, and them shall be no further liability to either party.


     The terms and conditions set forth in this Term Sheet shall be binding and enforceable among the Parties. This Term Sheet and all transactions and disputes arising out of or related hereto shall be governed by the laws of California. The Parties contemplate that the Transaction will be consummated in accordance with the terms of this Term Sheet, and that this Term Sheet will be amended and restated in its entirety in definitive documents by February 15, 1999, and the Parties agree to negotiate in good faith such definitive documents, which will contain customary representations, warranties, covenants and conditions as reasonably required by NM. The definitive documents shall include, without limitation, a pledge agreement providing for a pledge of the Shares by NM to the Stockholder securing NM's obligations to pay the Consideration and interest thereon, which pledge agreement shall provide, among other things, that (i) the Shares pledged thereunder shall be held by a pledge agent reasonably acceptable to the parties hereto, and (ii) a ratable portion of the number of Shares pledged thereunder shall be released from such pledge upon payment of each installment of Consideration (together with interest thereon). In the event that final definitive documents either are not executed or not agreed upon between the Parties, then it is expressly understood and agreed that this Term Sheet shall be in lieu of any such definitive documents and shall be enforceable in accordance with the terms and conditions contained herein, and each Party

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shall be deemed to have made such additional representations and warranties as
are consistent with those set forth herein and are reasonably customary in transactions involving private purchases of control positions in, and restricted stock of, a public company. All claims and disputes arising out of or related to this Term Sheet shall exclusively be subject to resolution by, and in accordance with the commercial rules or, the American Arbitration Association by arbitration conducted in Los Angeles, California. The Parties further agree that any arbitrator's order or judgment issued pursuant hereto may be enforced in any court of competent jurisdiction, and that the arbitrators appointed pursuant hereto shall have the right to award specific performance. In the event any action is necessary to enforce the rights of any of the Parties, the prevailing party in any such action shall be entitled to reasonable attorneys fees in addition to costs, including any arbitrators' costs and expenses. In the event there is no prevailing Party, each Party to such arbitration shall bear the fees, costs and expenses of the arbitrators equally.

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This Term Sheet shall become effective upon the execution and delivery hereof by each of the Parties, each of the parties to each thereof. All signatures may be delivered in counterparts by facsimile or original counterpart. By executing and delivering this Term Sheet, (i) NM acknowledges its receipt of certificates representing the Initial Shares, and (ii) Stockholder hereby acknowledges its receipt of $500,000 of Initial Consideration.

AGREED AND ACCEPTED BY:

Purchaser:

NEVADA MANHATTAN MINING INCORPORATED

BY:
    Title:

Stockholder:
CAPCO ACQUISUB, INC.

BY:
    Title:

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                                 EXHIBIT A

1. The Stockholder is duly organized, validly existing, and in good standing under the laws of Colorado.

2. The Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Term Sheet and to perform his or its obligations hereunder. This Term Sheet constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions. The Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Term Sheet.

3. Neither the execution and the delivery or this Term Sheet, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or, if the Stockholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which it is bound or to which any of his or its assets is subject.

4. The Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Term Sheet for which NM could become liable or obligated.

5. The Stockholder holds of record and owns beneficially the Shares which Stockholder is selling to NM as of the date this representation is made, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and, except that, pursuant to the terms of an agreement with the Company, a copy of which has been delivered by the Stockholder to NM (the "Stockholder Agreement"), the Shares may not be sold at a date earlier than December 31, 1999), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. All restrictions on transfer of the Shares under the Stockholder Agreement have been effectively waived with respect to the Transaction, and the Transaction will not constitute or cause a breach of the Stockholder Agreement. The Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Term Sheet). The Stockholder is not a party to any voting trust,

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proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

6. The statements and information provided to NM by or on behalf of Stockholder in, or in connection with, this Term Sheet (including the representations and warranties contained herein and information provided relating to NM's due diligence investigation concerning the Transaction) do not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make any such statements or information not misleading.

7. To the best knowledge of the Stockholder, Company has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Company Public Reports"). Each of the Company Public Reports, as of its respective date (and, with respect to the most recent Company Public Report, as of the date hereof) has complied with the Securities Act and the Securities
Exchange Act in all material respects.

8. To the best knowledge of the Stockholder, except for (i) liabilities disclosed in the Company Public Reports, and (ii) liabilities which have arisen after January 1, 1998 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach or warranty, tort, infringement, or violation of law), none of Company or any of its subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether arising under environmental law or other applicable law or otherwise, and whether due or to become due), including any liability for any taxes, which, individually or in the aggregate, would have a material adverse effect on Company.

9.  The entire authorized capital stock of Company is as follows:

Class of Stock    Authorized Number of Shares   Issued and Outstanding
                                                (excluding treasury shares)

Common Stock             10,000,000                    3,458,892

         (ii) Ninety Seven Thousand (97,000) shares of Company capital stock are held in the Company's treasury. All of the issued and outstanding shares of the Company's capital stock, and all capital stock of each of Company's subsidiaries,
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have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Company or any of its subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock except for 350,534 options outstanding under the Employees Stock Option Plan. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company or any of its subsidiaries except as reported in the Company Public Reports except outstanding warrants to purchase 1,372,000 shares of Company common stock.

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Exhibit 10.2

                              AGREEMENT

       AGREEMENT, made this 24th day of June, 1998, by and among Meteor Industries, Inc., a Colorado corporation ( "Purchaser" or the "Company") and Capco Acquisub, Inc., a Colorado corporation and its parent corporation Capco Resources Ltd. (hereinafter collectively referred to as "Seller").

       WHEREAS, Purchaser desires to acquire up to 533,000 shares of Meteor Industries, Inc.'s common stock owned and held by the Seller, (the "Common Stock") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

       WHEREAS, the Seller desires to sell up to 533,000 shares of Common Stock; and

       WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Purchase and also desire to prescribe various conditions precedent to the Purchase;

       NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions, and representations contained herein, THE PARTIES HERETO AGREE AS
FOLLOWS:

                            ARTICLE 1

                          THE PURCHASE

        1.1 Sale and Delivery of Common Stock. Subject to all the terms and conditions of this Agreement, the Seller shall transfer, convey and deliver to
Purchaser at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the Common Stock, free and clear of all liens, claims and encumbrances in exchange for the consideration described in this Article 1.

        1.2 Closing. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent contained herein are complied with. The Closing date is anticipated to be July 28, 1998, or a soon thereafter as reasonably practicable (the "Closing Date").

       1.3 Purchase Price. Subject to the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall pay $2,000,000 for 533,000 shares of the Common Stock.

       1.4 Payment of Purchase Price. The total Purchase Price shall be paid as follows:

         1. $1,250,000 of the total Purchase Price shall be paid upon signing this Agreement.

                                    -1-
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         2.   $750,000 shall be paid at Closing.

                         ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF THE SELLER

       As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to Purchaser that:

       2.1 Organization. Capco Acquisub, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary powers to own its properties and to carry on its business as now owned and operated by it. Capco Resources Ltd. is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada, has all necessary powers to own properties and to carry on its business as now owned and operated.

        2.2 Authority. The Seller has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and the Seller has full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms.

       2.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute or conflict with or result in
(a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which the Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, or
(b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on Common Stock.

       2.4 Share Ownership. The Seller holds 1,771,550 shares of the Company's outstanding Common Stock in the name of Capco Acquisub, Inc. ("Capco"). Such shares are owned of record and beneficially by Capco and 1,745,000 of such shares are not subject to any claim, lien, encumbrance or pledge. Seller has authority to sell, and limit the future sales of such shares (in accordance with paragraph 4.3 herein) pursuant to this Agreement. The balance of 26,550 shares are currently held as collateral for a loan but shall be released prior to Closing.

       2.5 Other Information. None of the information and documents which have been furnished or made available by the Seller to Purchaser in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatement of fact or omits any material fact necessary to be stated in order to make the statements and information therein not misleading.

                                     -2-


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                            ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PURCHASER

       As an inducement to the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller that:

       3.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the law of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states were its business requires qualification.

       3.2 Authority. The Board of Directors of Purchaser has authorized the execution of this agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions.

        3.3 Ability to Carry Out Obligations. Other than as described in the attached Exhibit 3.3, the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation or Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

                                ARTICLE 4

                                COVENANTS

       4.1 Transfer of Shares. The Seller agrees that after the date hereof and through the Closing, without the Purchaser's consent, the Seller will not sell, transfer, mortgage, pledge or otherwise dispose of or encumber all or any part of the 1,771,550 shares of Common Stock owned or controlled by Seller.

       4.2 Lock Up. Seller hereby agrees not to sell, transfer, mortgage, pledge or hypothecate any of its Common Shares for eighteen months after the date of Closing. However, if after April 15, 1999, the shares of Meteor Industries, Inc.; trade at greater than $7.50 per share, over a two month period of time, then this lock up requirement shall be terminated. Evidence of this lock up agreement shall be included in the restrictive legend on all remaining 1,238,550 shares of Common Stock owned by Seller. This legend will read substantially as follow:

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"The transfer of the shares represented by this certificate is subject to certain lock-up provisions contained in an agreement between Meteor Industries, Inc., and Capco Acquisub, Inc., dated June 24, 1998. A copy of this agreement is on file with Meteor Industries, Inc., and is available for inspection by anyone wishing to purchase, purchasing or otherwise acquiring an interest in any of the shares represented by this certificate."

       4.3 Representations and Warranties. Through the Closing Date, each of the parties shall refrain from taking any action which would render any of its representations or warranties in this Agreement inaccurate as of the Closing Date.

                                 ARTICLE 5

              CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

        5.1 Conditions. Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition or any of Purchaser's other rights or remedies, at law or in equity.

        5.2 Accuracy Of Representations. Except as otherwise permitted by this
Agreement, all representations and warranties by the Seller in this Agreement or in any written statement that shall be delivered to Purchaser by the Seller under this Agreement shall be true and accurate when made and on and as of the
Closing Date with the same force and effect as if made at the Closing.

        5.3 Performance. Purchaser shall be reasonably satisfied that the Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

       5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

       5.5 Private Placement. Purchaser shall have closed a private placement of notes and warrants with Westport Resources Investment Services, Inc. on the terms described in the Letter of Intent attached hereto as Exhibit 5.5.

       5.6 Officer's Certificate. The Seller shall have delivered to Purchaser a certificate, dated the Closing Date, and signed by the President of the Company, certifying that each of the conditions and covenants in this Agreement has been fulfilled.

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                                 ARTICLE 6

             CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE

        6.1 Conditions. The Seller's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. The Seller may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition of or any of the Seller's rights or remedies, at law or in equity.

        6.2 Accuracy Of Representations. Except as otherwise permitted by this
Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to the Seller by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

       6.3 Performance. Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

       6.4 Officers' Certificate. Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and signed by the President of Purchaser certifying that each of the conditions and covenants of the Purchaser included in this Agreement has been fulfilled.


                              ARTICLE 7

                              CLOSING

       7.1 Closing. The Closing of this transaction shall be held at the offices of Krys, Boyle, Freedman and Sawyer, P.C. on July 28, 1998, or as soon thereafter as reasonably practicable, or such other place as shall be mutually agreed upon, and on such date as shall be mutually agreed upon by the parties.
At the Closing:

(a) Purchaser shall deliver a certified or cashiers checks for $750,000 to the
Seller.

(b) Purchaser shall deliver an officer's certificate, dated the Closing Date, stating that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Purchaser are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(c) Purchaser shall deliver signed consent and/or Minutes of the Directors of Purchaser approving this Agreement and each matter to be approved by the Directors of Purchaser under this Agreement. Such Minutes shall be certified by an Officer of Purchaser.

(d) The Seller shall deliver a certificate, dated the Closing Date, stating that all representations, warranties covenants and conditions set forth in this Agreement on behalf of the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(e) The Seller shall deliver a signed Consent and/or Minutes of the Seller approving this Agreement. Such Minutes shall be certified by the officers of Seller.

(f) Seller shall have the required legend typed on all certificates to conform with the lock up requirements in paragraph 4.3 of this Agreement.

(g) Seller shall deliver a certificate in the name of Meteor Industries, Inc. for 533,000 shares of the Company's Common Stock.

(h) Each party shall deliver such other documents or information required to be furnished by Closing pursuant to this Agreement.

                                ARTICLE 8

                              MISCELLANEOUS

       8.1 Captions and Headings. The Article and paragraph/section headings through this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

       8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

       8.3 Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

        8.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

        8.5 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado.

       8.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Purchaser:
Edward J. Names, President
Meteor Industries, Inc.
216 16th Street, Suite 730
Denver, CO 80202

with copy to:

Jon Sawyer
Krys, Boyle, Freedman & Sawyer, P.C.
600 Seventeenth Street, Suite 2700, South Tower
Denver, CO 80202

Seller:

Capco Resources Ltd. and Capco Acquisub, Inc.
Attention: Sultan Mahmud
2236 South Broadway, Suite K
Santa Maria, CA 93456

       8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

        8.10 Expenses. Except as specifically provided in this Agreement, all costs and expenses including legal, and any other out-of-pocket expenses incurred by the Seller, in connection with this transaction shall be paid by Seller. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

        8.11 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement shall survive the Closing.

        8.12 Assignment. This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser.

        8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

AGREED TO AND ACCEPTED as of the date first above written.
"PURCHASER"

METEOR INDUSTRIES, INC.

By:

"SELLER"

CAPCO ACQUISUB, INC.

By:

CAPCO RESOURCES LTD.

By:

             AMENDMENT TO AGREEMENT BETWEEN METEOR INDUSTRIES. INC.
                  AND CAPCO ACQUISUB. INC. DATED JUNE 24.1998

       Amendment to Agreement made this 10th day of August, 1998, by and among
Meteor Industries, Inc., a Colorado corporation ( "Purchaser" or the "Company") and Capco Acquisub, Inc., a Colorado corporation and its parent corporation Capco Resources Ltd. (hereinafter collectively referred to as "Seller").

       WHEREAS, Purchaser and Seller desire to amend their agreement dated June 24, 1998 (the "Agreement").

Now, therefore the parties hereto agree as follows:

(1) Paragraph 1.2 of the Agreement is amended to set the Closing Date to August 12, 1998.

(2) paragraph 1.4.2 is amended to read as follows:

"$250,000 cash shall be paid at Closing and a note for $500,000 payable in equal monthly installments for 18 months with interest at 10% shall be executed in the form attached hereto as Exhibit 1.4.2."

(3) paragraph 2.4 is amended to remove:

"but shall be released prior to Closing"

from the last sentence.

(4) Paragraph 4.1 is amended to read in its entirety as follows:

"Except for the 26,500 shares which are now pledged by the Seller, the Seller agrees that after the date hereof and through the Closing, without the Purchaser's consent, the Seller will not sell, transfer, mortgage, pledge or otherwise dispose of or encumber all or any part of the remaining 1,745,000 shares of Common Stock owned or controlled by Seller."

(5) paragraph 4.2 is amended to read in its entirety as follows:

"Seller hereby agrees not to sell, transfer, mortgage, pledge or hypothecate any of its Common Shares for eighteen months after the date of Closing. However, if after April 15, 1999, the shares of Meteor Industries, Inc. trade at greater than $7.50 per share, over a consecutive two month period of time, then this lock up requirement shall be terminated. Evidence of this lock up agreement shall be included in the restrictive legend on 1,212,000 shares of Common Stock owned by Seller. The additional 26,550 Common Shares now pledged by the Seller shall be considered part of this lock up agreement in that they shall not be sold or repledged, but such shares shall not require a legend on the certificates. This legend will read substantially as follows:"

"The transfer of the shares represented by this certificate is subject to certain lock-up provisions contained in an agreement between Meteor Industries, Inc., and Capco Acquisub, Inc., dated June 24, 1998. A copy of this agreement is on file with Meteor Industries, Inc., and is available for inspection by anyone purchasing or otherwise acquiring any of the shares represented by this certificate."

(6) Paragraph 7.1 shall be amended to set the Closing Date to August 12, 1998, and require the Purchaser to deliver $250,000 in cash and the duly executed Note attached hereto as Exhibit 1.4.2.

(7) Exhibit 3.3 to the agreement shall read as follows:

"This agreement may violate Purchaser's covenants to Norwest Bank of Colorado,
N.A. contained in its Credit and Security Agreement dated May 22, 1998; however, Norwest has consented to the use of Meteor's line of credit to close the transaction."

(8) In all other respects, the Agreement shall remain unchanged

AGREED TO AND ACCEPTED as of the date first above written.

"PURCHASER"

METEOR INDUSTRIES, INC.

By:

"SELLER"

CAPCO ACQUISUB, INC.
By
Name:
 Title:

CAPCO RESOURCES LTD.

By
Name:
 Title: